Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-163280 on Form F-1 of Exceed Company Ltd. of our report dated April 7, 2010 except for Notes 2.5 and 25 for which the date is October 13, 2010 appearing in this Annual Report on Form 20-F/A Amendment No. 2 of Exceed Company Ltd. for the year ended December 31, 2009.

/s/Crowe Horwath LLP

Sherman Oaks, California
October 13, 2010